Exhibit 99.3

October 6, 2004

Board of Directors

IMCO Recycling Inc.

5215 North O’Connor Blvd.

Suite 1500

Central Tower at Williams Square

Irving, Texas 75039

Gentlemen:

I hereby tender my resignation as a director of IMCO Recycling Inc. and as a member of any and all committees of the Board of Directors of IMCO Recycling Inc., effective immediately. In addition, I hereby resign from any and all other positions that I may hold with IMCO Recycling Inc. and its subsidiaries. Acceptance of this resignation is not necessary for its effectiveness.

Additionally, there exist no disagreements between me and IMCO’s board of directors or management on any matter relating to IMCO’s operations, policies or practices.

Thank you.

Sincerely yours,

/s/ Don Navarro
Don Navarro

cc: Jeffrey S. Mecom, Esq.